INTERIM INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
AND SERVICE AGREEMENT
      THIS AGREEMENT is entered into this 1st day of March
2012, by and between Aster Investment Management, Inc. (the
"Investment Manager") and Meridian Fund, Inc., a series investment company (the "Company").
      WHEREAS, the Investment Manager and the Company had previously entered into that certain Investment Management
Agreement and Service Agreement dated as of the 1st day of November 2000 (the "Previous Agreement"); and

      WHEREAS, upon the death of Richard F. Aster, Jr.,
President and majority owner of the Investment Manager, his ownership interest in the Investment Manager was transferred to a trust on February 16, 2012 (the "Transfer"); and

      WHEREAS, the Transfer resulted in the assignment and termination of the Previous Agreement as of February 16, 2012
(the "Termination Date");

      NOW, THEREFORE, the parties agree as follows:
1. APPOINTMENT AND ACCEPTANCE OF APPOINTMENT OF THE
INVESTMENT MANAGER
      Subject to the express provision and limitations set forth in the Company's Articles of Incorporation, Bylaws, Form N-1A Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act") under the Securities Act of 1933, as amended (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the Company's status as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, the Company hereby grants to the Investment Manager and the Investment Manager hereby accepts full discretionary authority to manage the investment and reinvestment of the cash and securities in the accounts of the Company comprised of the Meridian Growth Fund series and the Meridian Value Fund series (the "Funds"). For all purposes hereunder, unless the context shall otherwise require, the references to "Portfolio" in the Agreement shall refer, individually and collectively, to the Meridian Growth Fund series and to the Meridian Value Fund series presently held by the Bank of New York Mellon (the "Custodian"), the proceeds thereof, and any additions thereto, in the Investment Manager's discretion. In its duties hereunder, the Investment Manager shall further be bound by any and all determinations by the Board of Directors of the Company relating to investment policy, which determinations shall in writing be communicated to the Investment Manager. The Investment
Manager shall, for all purposes herein, be deemed an independent contractor of the Company.
2. POWERS OF THE INVESTMENT MANAGER
      The Investment Manager is empowered, through any of its officers or employees:
      (a) to invest and reinvest in equity securities, debt securities and other obligations of every description issued or incurred by governmental bodies, corporations, mutual funds, trusts, associations or firms, in money market instruments, and in loans and deposits at interest on call or on time, whether or not secured by collateral;
      (b) to buy, sell, and exercise warrants and other rights to subscribe for or sell stock or other securities; and
      (c) to take such other action, or direct the Custodian to take such other action, as may be necessary or desirable to carry out the purpose and intent of the foregoing.
      The Investment Manager is not empowered to have custody or possession of, or have authority to obtain custody or possession of securities or funds of the Company.
3. EXECUTION OF PORTFOLIO TRANSACTIONS
      (a) The Investment Manager shall provide adequate facilities and qualified personnel for the placement of, and shall place, orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities and other assets for the Company;
      (b) Unless otherwise specified in writing to the Investment Manager by the Company, all orders for the purchase and sale of securities for the Portfolio shall be placed in such markets and through such brokers as in the Investment Manager's best judgment shall offer the most favorable price and market for the execution of each transaction; provided, however, that, subject to the above, the Investment Manager may place orders with brokerage firms which have sold shares of the Company or which furnish statistical and other information to the Investment Manager, taking into account the value and quality of the brokerage services of such firms, including the availability and quality of such statistical and other information. Receipt by the Investment Manager of any such statistical and other information and service shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Investment Manager pursuant to
Section 5 hereof and Appendix A and Appendix B hereto;
      (c) The Company understands and agrees that the Investment Manager may effect securities transactions which cause the Company to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged; provided, however, that the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the Company share sales, statistical, brokerage and other services provided by such broker or dealer, viewed in terms of either the specific transaction of the Investment Manager's overall responsibilities to the Company and other non-investment company clients for which the Investment Manager exercises investment discretion. The Company also understands that the receipt and use of such services will not reduce the Investment Manager's customary and normal research activities;
      (d) The Company understands and agrees:
      (i) that the Investment Manager performs investment management services for various clients and the Investment Manager may take action with respect to any of its other clients which may differ from action taken or from the timing or nature of action taken with respect to the Portfolio, so long as it is the Investment Manager's policy, to the extent practical, to allocate investment opportunities to the Portfolio over a period of time on a fair and equitable basis relative to other clients;
      (ii) that the Investment Manager shall have no obligation to purchase or sell for the Portfolio any security or other assets which the Investment Manager or its officers or employees, may purchase or sell for its or their own accounts or the account of any other client, if in the opinion of the Investment Manager such transaction or investment appears unsuitable, impractical or undesirable for the Portfolio; and
      (iii) that on occasions when the Investment Manager deems the purchase or sale of a security or other asset to be in the best interests of the Company as well as other clients of the Investment Manager, the Investment Manager, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased when the Investment Manager believes that to do so will be in the best interests of the Company.
Allocation, in such event, of the securities or other assets so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Investment Manager in the manner the Investment Manager considers to be the most equitable and consistent with its fiduciary obligations to the Company and to such other clients.
4. ALLOCATION OF EXPENSES OF THE COMPANY
      (a) The Company is responsible for payment of the following ordinary operating expenses: (i) brokerage and commission expenses; (ii) Federal, state or local taxes, incurred by, or levied on, the Company; (iii) interest charges on borrowings, (iv) charges and expenses of the Company's custodian, stock transfer and dividend disbursing agents; (v) cost of the designing, printing and mailing of reports, proxy statements and notices to stockholders; (vi) cost of the printing and distributing of the prospectuses of the Company and supplements thereto to the Company's stockholders; (vii) expenses of the issuance and redemption of the shares of the Company (including stock certificates, securities registration and qualification fees and expenses); (viii) legal and auditing expenses; (ix) compensation, fees and expenses paid to Company directors unaffiliated with the Investment Manager;
(x) association dues; (xi) cost of stationery and forms prepared exclusively for the Company; and (xii) payment of all investment management or advisory fees, including fees and expenses payable under Section 5 hereof and Appendix A and Appendix B hereto.
      (b) The Investment Manager shall pay for all costs of organizing the Company, shall provide persons to perform all executive, administrative, clerical and bookkeeping functions of the Company and shall assume all ordinary operating expenses not assumed by the Company under 4(a) hereof.
      (c) The Company is responsible for payment of any extraordinary expenses incurred. A good faith determination of what constitutes an extraordinary expense shall be made by the Board of Directors of the Company, which good faith determination shall include the affirmative vote of all non-interested directors of the Company.
5. COMPENSATION OF THE INVESTMENT MANAGER
      (a) In consideration of the services performed by the Investment Manager hereunder, the Company will pay or cause to be paid to the Investment Manager, as they become due and payable, management fees determined in accordance with the attached schedules of fees (Appendix A) for Meridian Growth Fund and (Appendix B) for the Meridian Value Fund. In the event of termination any management fees paid in advance pursuant to such fee schedule will be prorated as of the date of termination and the unearned portion thereof will be returned to the Company.
      (b) The net asset value of the Company used in fee calculations shall be determined in the manner set forth in the Articles of Incorporation, By-laws and Prospectus of the Company after the close of the New York Stock Exchange on each business day on which the New York Stock Exchange is open.
      (c) The Company hereby authorizes the Investment Manager to charge the Portfolio, subject to the provisions in Section
6 hereof, for the full amount of fees as they become due and payable pursuant to the attached schedules of fees; provided, however, that a copy of a fee statement covering said payment shall be sent to the Custodian and to the Company.
6. EXPENSE LIMITATION
      The Manager agrees to reduce the fee payable to it under this Agreement by the amount by which the ordinary operating expenses of the Company for any fiscal year of the Company, excluding interest, taxes and extraordinary expenses, shall exceed the amount, if any, by which ordinary operating expenses of the Company for the preceding fiscal year (except interest, taxes and extraordinary expenses) exceed the most stringent limits prescribed by any state in which the Company shares are offered for sale (the "Expense Limit"). Such Expense Limit as provided herein shall be calculated and administered separately with respect to each separate series of the Company (the "Funds"), as opposed to the Company in aggregate, if and to the extent so required by state securities authorities. Costs incurred in connection with brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Proper accruals shall be made by the Funds for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by the Funds to the Manager. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year, and any excess shall be paid to the Funds immediately after the Funds fiscal year end, and in any event prior to publication of the Funds annual report, as a reduction of the fees previously paid during the fiscal year.
7. SERVICE TO OTHER CLIENTS
      Nothing contained in this Agreement shall be construed to prohibit the Investment Manager from performing investment advisory, management, distribution or other services for other investment companies and other persons, trusts or companies, or to prohibit affiliates of the Investment Manager from engaging in such business or in other related or unrelated businesses.
8. INDEMNIFICATION
      The Investment Manager shall have no liability to the Company, or its stockholders, for any error of judgment, mistake of law, or for any loss arising out of its obligations to the Company not involving willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.
9. DURATION OF AGREEMENT
      This Agreement shall be deemed to be effective on the Termination Date, and shall, unless terminated as hereinafter provided, or extended by grant of relief by the Securities and Exchange Commission, continue in effect until the close of business on the 150th day after the Termination Date (July 15, 2012).
10. TERMINATION
      This Agreement may be terminated at any time by the Board of Directors of the Company or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Company, without payment of any penalty, on thirty (30) days' written notice to the Investment Manager. The
Investment Manager may terminate this Agreement at any time, without payment of any penalty, on sixty (60) days' written notice to the Company. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.

ASTER INVESTMENT MANAGEMENT, INC.         MERIDIAN FUND, INC.


BY: /s/ Herbert C. Kay               BY: /s/ Gregg B. Keeling
        Herbert C. Kay                       Gregg B. Keeling
        Sole Director                        Acting President


ATTEST: /s/ Linda Newman             ATTEST: /s/ Linda Newman
            Linda Newman                         Linda Newman



APPENDIX A

INTERIM INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
AND SERVICE AGREEMENT
BETWEEN ASTER INVESTMENT MANAGEMENT, INC. AND
MERIDIAN FUND, INC.
SCHEDULE OF FEES
MERIDIAN GROWTH FUND
Effective Date:  February 16, 2012
      The fee for each one-month period from the effective date referred to above shall be the amount obtained by computing the Net Asset Value of the Portfolio as of the close of business on each business day, computing the total of such figures on the last day of each month and multiplying the resultant total Net Asset Value by 1/365 of the applicable annual fee rate indicated below. This fee shall be payable upon receipt of the Fee Statement.
On all sums from $0 through $50 million: 1% per Annum
On all sums in excess of $50 million: 3/4 of 1% per Annum
Dated:  March 1, 2012
ASTER INVESTMENT MANAGEMENT, INC.         MERIDIAN FUND, INC.

BY: /s/ Herbert C. Kay               BY: /s/ Gregg B. Keeling
        Herbert C. Kay                       Gregg B. Keeling
        Sole Director                        Acting President


ATTEST: /s/ Linda Newman             ATTEST: /s/ Linda Newman
            Linda Newman                         Linda Newman



APPENDIX B

INTERIM INVESTMENT MANAGEMENT AGREEMENT, POWER OF ATTORNEY,
AND SERVICE AGREEMENT
BETWEEN ASTER INVESTMENT MANAGEMENT, INC. AND
MERIDIAN FUND, INC.
SCHEDULE OF FEES
MERIDIAN VALUE FUND
Effective Date:  February 16, 2012
      With respect to the Meridian Value Fund series, the fee for each one-month period from the effective date referred to above shall be the amount obtained by computing the Net Asset Value of the Portfolio as of the close of business on each business day, computing the total of such figures on the last day of each month and multiplying the resultant total Net Asset Value by 1/365 of the applicable annual fee rate indicated below. This fee shall be payable upon receipt of the Fee Statement.
      On all sums: 1% per Annum
Dated:  March 1, 2012
ASTER INVESTMENT MANAGEMENT, INC.         MERIDIAN FUND, INC.


BY: /s/ Herbert C. Kay               BY: /s/ Gregg B. Keeling
        Herbert C. Kay                       Gregg B. Keeling
        Sole Director                        Acting President


ATTEST: /s/ Linda Newman             ATTEST: /s/ Linda Newman
            Linda Newman                         Linda Newman